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                                                                    EXHIBIT 10.1

                      CHANGE OF CONTROL SEVERANCE AGREEMENT


         THIS CHANGE OF CONTROL SEVERANCE AGREEMENT (the "Agreement") made this 29th day of November, 2007 (the "Effective Date") by and between Baltimore County Savings Bank, F.S.B. (the "Bank"), BCSB Bankcorp, Inc. (the "Company") and Anthony Cole (the "Executive").

         WHEREAS, the Executive is employed as the Executive Vice President and Chief Financial Officer of the Bank and has been appointed Executive Vice President and Chief Financial Officer of the Company and Baltimore County Savings Bank, MHC (the "MHC"); and

         WHEREAS, the Bank and the Company deem it to be in their best interests to provide the Executive with security in the event of a Change of Control (as defined herein), and thereby to facilitate his retention and insure an orderly transition following a Change of Control: and

         WHEREAS, the parties desire by the Agreement to set forth their understanding as to their respective rights and obligations in the event the Executive's employment terminates or is changed under the circumstances set forth herein,

         NOW, THEREFORE, it is AGREED as follows:

         1. Definitions. For purposes of this Agreement, the following terms
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have the meaning set forth below:

         (a) "Change in Duties" shall mean any one or more of the following:

             (i) a significant adverse change in the status, title, position(s), responsibilities, or scope of the Executive's authorities or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

             (ii) assignment to the Executive of any duties or responsibilities which are inconsistent with the Executive's status, title, or position(s) as in effect immediately prior to the date on which a Change of Control occurs;

             (iii) a material reduction in the Executive's total compensation from that provided to him immediately prior to the date on which a Change of Control occurs:

             (iv) a diminution in the Executive's eligibility to participate in bonus, incentive award, and other compensation plans which provide opportunities to receive compensation from the opportunities under any such plans in which the Executive was participating immediately prior to the date on which a Change of Control occurs;

             (v) a change in the location of the Executive's principal place of employment by the Bank or its subsidiaries and affiliates by more than 30 miles from the location

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         where he was principally employed immediately prior to the date on which a Change of Control occurs; or

             (vi) a reasonable determination by the Boards of Directors of the Bank and Company that, as a result of a Change of Control and change in circumstances thereafter significantly affecting the Executive's position, the Executive is unable to exercise the authorities, powers, functions or duties attached to his position immediately prior to the date on which a Change of Control occurs.

         (b)  A "Change of Control" shall be deemed to have occurred if:

             (i) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock;

             (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors;

             (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act OF 1934); or

             (iv) during any period OF two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

         Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change of Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the non-employee directors of the Bank and the Company as to whether or not a Change of Control has occurred shall be conclusive and binding.

         (c) "Company" shall mean BCSB Bankcorp, Inc. or any holding company that becomes sole owner of the Bank.

         (d) "Covered Period" shall mean a period equal to twelve (12) months before the occurrence of a Change of Control and eighteen (18) months after the occurrence of a Change of Control.

         (e) "Involuntary Termination" shall mean (i) any involuntary termination, or (ii) a resignation by the Executive within thirty (30) days following any Change in Duties; provided,

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however, that an Involuntary Termination shall not include either a Termination for Cause, or any termination as a result of death, disability, or normal retirement on or after attainment of age sixty-five (65) pursuant to a retirement plan in which the Executive was participating prior to any Change of Control.

         (f) "Termination for Cause" shall include termination because OF the officer or employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement or any other Agreement between Executive and the Bank.

         (g) The term "Bank" refers to the Bank and/or any succession in interest or any assignees or transferees thereof.

         2. Term. This Agreement shall remain in effect for the period
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commencing on the Effective Date and ending on the earlier of (i) the date thirty-six (36) months after the Effective Date, and (ii) the date on which the Executive voluntarily terminates employment with the Bank. Additionally, on each annual anniversary date from the Effective Date the term of this Agreement may be extended for an additional one (1) year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolution that the performance of the Executive has met the Board's requirements and standards, that it is in the Bank's best interests to extend this Agreement, and that this Agreement shall be extended.

         3. Severance Payment on Change of Control. If there is a Change of
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Control and if within the Covered Period as defined herein (i) a Change in
Duties as defined herein occurs, or (ii) an Involuntary Termination as defined herein occurs, or (iii) the Executive voluntarily terminates employment for any reason within the 30-day period beginning on the date of a Change of Control, then in that event the Executive shall

         (a) be paid an amount equal to 2.99 times the annualized cash compensation being paid to the Executive in the immediately preceding twelve
(12) month period (excluding board fees and bonuses), and

         (b) receive at the Executive's sole and exclusive election either (i) cash in an amount equal to the cost to the Executive of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the second annual anniversary date of his termination of employment, based upon the benefit levels substantially equal to those that the Bank provided for the Executive at the date of the Change of Control, or
(ii) continued participation in such Bank benefit plans through the second annual anniversary date of his termination of employment, but only to the extent the Executive continues to qualify for participation therein.

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         4. Timing of Severance Payment. Any cash payable to the Executive under
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Section 3(a) or (b) of this Agreement shall be payable in a lump sum within 10 calendar days after the Executive's termination of employment, provided, however, if, at the time of the Executive's termination of employment, the Executive is a "specified employee" (as defined in Section 409A of the Internal Revenue Code of 1986) and the payment under Section 3(a) is subject to Section 409A of the Internal Revenue Code of 1986, then such payment shall not be made until six months and one day following the date of the Executive terminates employment, except as may otherwise be permitted under Section 409A of the Internal Revenue Code of 1986."

         5. Amendment and Termination.
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         (a) Before a Change of Control. The Boards of Directors of the Bank and
the Company may, in their sole discretion, amend this Agreement without the consent of the Executive at any time prior to a Change of Control; provided, however, no amendment may be made by the Bank and the Company if it operates to reduce the Executive's rights hereunder,

         (b) After a Change of Control. This Agreement may not be terminated or amended by the Bank, the Company or its successor following a Change of Control, unless the Executive consents in writing to be bound thereby.

         (c) Termination or Suspension Under Federal Law. Notwithstanding any other provision of this Agreement to the contrary -

             (i) Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate payments or benefits to be made or afforded to the Executive under Section 3 of this Agreement (the "Termination Benefits") constitute an "excess parachute payment" under
         Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto, and to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount which is one dollar ($1.00) less than three (3) times the Executive's "base amount," as determined in accordance with said Section 280G of the Internal Revenue Code of 1986. The Executive shall determine the allocation of the required reduction among the Termination Benefits provided in Section 3 of this Agreement.

             (ii) The Executive shall have no right to receive compensation or other benefits for any period after Termination for Cause.

             (iii) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but any vested rights of the parties shall not be affected.

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             (iv) If the Bank is in default (as defined in Section 3(x)(1) of
         FDIA). all obligations under this Agreement shall terminate as of the date of default: however, this paragraph shall not affect any vested rights of the parties.

             (v) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of OTS, or his or her designee, at the time that the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of OTS, or his or her designee, at the time that the Director of OTS, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

             (vi) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Executive from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall: (a) pay the Executive any compensation which was withheld while its contract obligations were suspended; and (b) reinstate any of its remaining obligations, which were suspended and which are still due to the Executive from the Bank even after the Bank makes the payment to the Executive set forth in subparagraph (a) of this paragraph (c)(vi).

             (vii) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

         6. Administration. Full power and discretionary authority to construe,
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interpret and administer this Agreement shall be vested in the Boards of
Directors of the Bank and the Company. Decisions of the Boards of Directors of the Bank and the Company shall be presumptively final, conclusive and binding on all parties, but shall be subject to paragraph 5 of this Agreement.

         7. Attorney Fees. In the event that any dispute arises between the
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Executive and the Bank or the Company as to the terms or interpretation of this
Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Executive shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Executive shall obtain a final judgment or settlement substantially in his favor in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Board. Such reimbursement shall be paid within ten (10) days of the Executive's furnishing to the Bank and/or the Company

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written evidence, which may be in the form, among other things, of a check or receipt, of any costs or expenses incurred by the Executive.

         8. No Assignment. The Executive's right to receive payments or benefits
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under this Agreement shall not be assignable or transferable whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution as to compensation due hereunder to the Executive by the Bank or the Company prior to the Executive's death. In the event of any attempted assignment or transfer contrary to this paragraph 8, the Bank and/or the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, if, and only if, compensation is due hereunder to the Executive by the Bank or the Company prior to the Executive's death.

         9. Successors. This Agreement shall be binding upon and inure to the
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benefit of the Bank, the Company, its successor and assigns (including, without limitation, any company into or with which the Bank may merge or consolidate).

         10. Miscellaneous.
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         (a) Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Maryland, except to the extent that federal law controls the matter, and, in that event, this Agreement shall be governed by federal law applicable to any provisions of this Agreement.

         (b) Severability of Provisions. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or enforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

         (c) Withholding of Taxes. The Bank or the Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

         (d) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and shall not be altered or amended except by a writing executed in the same manner as the Agreement.

         (e) Effect of Internal Revenue Code Section 409A. Notwithstanding anything in this Agreement to the contrary, if the Bank or the Company in good faith determines, as of the effective date of Executive's termination of employment following a Change in Control, that an amount (or any portion of an amount) payable to Executive hereunder, is required to be suspended or delayed for six months in order to satisfy the requirements of Section 409A of the Internal Revenue Code, then the Bank or the Company will so advise Executive, and any such payment (or the minimum amount thereof) shall be suspended and accrued for six months,

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whereupon such amount or portion thereof shall be paid to Executive in a lump sum (together with interest thereon at the then-prevailing prime rate) on the first day of the seventh month following the effective date of Executive's termination of employment following a Change in Control.

         (f) Source of Payments. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company or its successor however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by BCSB Bankcorp, Inc. or its successor


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year specified in the first paragraph hereof.

ATTEST:                                   BALTIMORE COUNTY SAVINGS BANK, F.S.B.



/s/ David M. Meadows                      By: /s/ Henry V. Kahl
--------------------------------              ---------------------------------
                                              Its Chairman of the Board


WITNESS:                                  BCSB BANKCORP, INC.



/s/ David M. Meadows                      By: /s/ Henry V. Kahl
--------------------------------              ---------------------------------
                                              Its Chairman of the Board


WITNESS:



/s/ Joseph J. Bouffard                    By: /s/ Anthony Cole
--------------------------------              ---------------------------------
                                              Anthony Cole


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